NDE ENVIRONMENTAL CORPORATION
              1996 ANNUAL REPORT ON FORM 10-KSB/A (Amendment No.1)
                                    Exhibits




Exhibit 10.44       Amendment No. 1  to Note and  Warrant  Purchase   Agreement
                    (Exhibit 10.28) dated April 10, 1997, among NDE Corporation, Tanknology/NDE Corporation, USTMAN Industries, Inc., ProEco, Inc. Tanknology Canada (1988), Inc. and Bank One Capital Partners, L.P.

                          NDE Environmental Corporation

                       NOTE AND WARRANT PURCHASE AGREEMENT

                                 Amendment No. 1

                                 April 10, 1997

     This is AMENDMENT NO. 1 dated as of April 10, 1997 ("Amendment") to the NOTE AND WARRANT PURCHASE AGREEMENT dated as of October 25, 1996 ("Agreement") by and among NDE Environmental Corporation ("NDE"), a Delaware corporation, Tanknology/NDE Corporation ("TCI"), a Delaware corporation, USTMAN Industries, Inc. ("USTMAN"), a Delaware corporation, Proeco, Inc. ("Proeco"), a Delaware corporation and Tanknology of Canada (1988), Inc. ("Canada"), a Canadian Federal corporation, as sellers and Banc One Capital Partners, L.P. ("Purchaser"), an Ohio limited partnership, as purchaser.

     NDE, Testing & Equipment, TCI, USTMAN, Proeco and Canada are referred to collectively as the "Sellers" and individually as a "Seller". The Sellers and the Purchaser are referred to individually as a "Party" and collectively as the "Parties."

                             STATEMENT OF AGREEMENT

          As provided for in Section 12(b) of the Agreement, the Agreement is hereby amended as follows.

          Section 1.  Total Liabilities to Net Worth.

          Section 10(a) of the Agreement is hereby amended in its entirety to read as follows:

          (a) Total Liabilities to Net Worth Ratio. Maintain a ratio of (i) Total Liabilities less the sum of (A) Subordinated Debt, plus (B) Cash and Cash Equivalents to (ii) Net Worth Plus Subordinated Debt (tested quarterly beginning with the period ended December 31, 1996) of not greater than the ratio set forth opposite the applicable period below:


              Period Ending Ratio Closing Date through December 31, 1997 2.50:1.0 Thereafter through December 31, 1998 2.00:1.0 Thereafter through December 31, 1999 1.75:1.0 Thereafter through December 31, 2000 1.50:1.0 Thereafter through December 31, 2000 1.25:1.0

          "Cash and Cash  Equivalents"  shall  mean,  for the  purposes  of this
     Section 10(a), all cash and cash equivalents as determined by GAAP other than any cash or cash equivalents which have deposit restrictions.


          Section 2   Net Worth.

               Section 10(b) of the Agreement is hereby amended in its entirety to read as follows:

          (b) Net Worth. maintain a total Company Net Worth of not less than 90% of Company Net Worth at December 31, 1996, plus (i) 60% of the Company's Net income (if positive) subsequent to the Closing Date, calculated cumulatively as of the end of each Quarter beginning with the Quarter ending December 31, 1997, and (ii) 100% of any equity issued (tested annually beginning with the period ended December 31, 1999).

          Section 3   Effective Date.

          This Amendment shall be deemed to have become effective as of December 31, 1996.

          Section 4   Counterparts.

          This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which shall constitute one in the same agreement.

          The Parties have caused this Amendment to be executed and delivered as of the date first written above.


Sellers:                                 Purchaser:

NDE ENVIRONMENTAL CORPORATION            BANC ONE CAPITAL PARTNERS, L.P.

                                         By:   BOCP Corporation, General Partner

By:      /s/ JAY ALLEN CHAFFEE           By:   /s/ JAMES H. WOLFE
         ---------------------------           ---------------------------------
         Jay Allen Chaffee               Its:  Managing Director
         Chairman of the Board                 ---------------------------------


TANKNOLOGY/NDE CORPORATION               TANKNLOOGY OF CANADA (1988), INC.

By:      /s/ JAY ALLEN CHAFFEE           By:   /s/ JAY ALLEN CHAFFEE
         ---------------------------           ---------------------------------
Its:     Chairman of the Board           Its:  President
         ---------------------------           ---------------------------------

PROECO, INC.
By:      /s/ JAY ALLEN CHAFFEE
         ---------------------------
Its:     Chairman of the Board
         ---------------------------